CONSENT OF COUNSEL


We hereby consent to the use of our name as legal counsel in the Registration Statement filed on Form SB-2 pursuant to the Securities Act of 1933 (the "Act") by Broad Street Investment V, Inc.

LAW OFFICES OF MARK T. THATCHER

/s/ Mark T. Thatcher, Esq.

Colorado Springs, Colorado
August 9, 2002